EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-1 of Equinox Frontier Funds of our reports dated [●], 201[●], relating to our:

•

Audits of the financial statements of the Equinox Frontier Diversified Fund, Equinox Frontier Long/Short Commodity Fund, Equinox Frontier Masters Fund, Equinox Frontier Balanced Fund, Equinox Frontier Select Fund, Equinox Frontier Winton Fund, and Equinox Frontier Heritage Fund of Equinox Frontier Funds,

Audits of the financial statements of the Frontier Trading Company I, LLC, Frontier Trading Company II, LLC, Frontier Trading Company V, LLC, Frontier Trading Company VII, LLC, Frontier Trading Company IX, LLC, Frontier Trading Company XIV, LLC, Frontier Trading Company XV, LLC, Frontier Trading Company XVII, LLC, Frontier Trading Company XVIII, LLC, Frontier Trading Company XXI, LLC, Frontier Trading Company XXIII, LLC, Frontier Trading Company XXIX, LLC, Frontier Trading Company XXXIV, LLC, Frontier Trading Company XXXV, LLC, Frontier Trading Company XXXVII, LLC, Frontier Trading Company XXXVIII, LLC, and Frontier Trading Company XXXIX, LLC

•	Audits of the consolidated financial statements of Equinox Frontier Funds,

Which appear in the Annual Report on Form 10-K of Equinox Frontier Funds for the year ended December 31, 2015.

We also consent to the reference to our firm under the captions “Experts” and “Independent Registered Public Accounting Firm” in the Prospectus, which is part of this Registration Statement.

/s/ [●]

Denver, Colorado
[●], 2016